THERMO ECOTEK CORPORATION SUBSIDIARIES        Exhibit 21

  As of November 19, 1998, the Registrant owned the following subsidiaries:

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
                                                                             STATE OR
                                                                           JURISDICTION      PERCENT OF
                       NAME                                                     OF           OWNERSHIP
                                                                           INCORPORATION
    -------------------------------------------------------                -------------     ----------
    Thermo Ecotek Corporation                                               Delaware               93**
        Central Valley Fuels Management Inc.                                Delaware              100
        Delano Energy Company Inc.                                          Delaware              100
        Eco Fuels Inc.                                                      Wyoming               100
        Independent Power Services Corporation                              Nevada                100
        KFP Operating Company, Inc.                                         Delaware              100
        Mountainview Power Company                                          Delaware              100
        Riverside Canal Power Company                                       California            100
        SFS Corporation                                                     New Hampshire         100
        TCK Fuels Inc.                                                      Delaware              100
           KFx Fuel Partners, L.P.                                          Delaware               95*
           (2% of which is owned directly by Eco Fuels Inc.)
        TES Securities Corporation                                          Delaware              100
        Thermendota, Inc.                                                   California            100
           Mendota Biomass Power, Ltd.                                      California            100
               MBPL Agriwaste Corporation                                   California            100
        Thermo Ecotek International Holdings Inc.                           Cayman Islands        100
           Thermo Ecotek Europe Holdings B.V.                               Netherlands           100
               EMD Ventures B.V.                                            Netherlands            65*
                  ECS sro                                                   Czech Republic         50*
                  EMD Pribram sro                                           Czech Republic         50*
               EuroEnergy Group B.V.                                        Netherlands            50*
           Thermo EuroVentures sro                                          Czech Republic        100
        Thermo Ecotek International Inc.                                    Cayman Islands        100
           TCK Cogeneration Dominicana Inc.                                 Cayman Islands        100
           (1% of which shares are owned directly by Thermo Ecotek
            International Holdings Inc.)
           TCK Dominicana Holdings Inc.                                     Cayman Islands        100
           (1% of which shares are owned directly by
           Thermo Ecotek International Holdings Inc.)
        Thermo Electron of Maine, Inc.                                      Maine                 100
           Gorbell/Thermo Electron Power Company                            Maine                  60*
        Thermo Electron of New Hampshire, Inc.                              New Hampshire         100
           Hemphill Power and Light Company                                 New Hampshire          66*
        Thermo Electron of Whitefield, Inc.                                 New Hampshire         100
           Whitefield Power and Light Company                               New Hampshire         100*
           (39% of which is owned directly by SFS Corporation)
        Star Natural Gas Company                                            Delaware               95
        Thermo Fuels Company, Inc.                                          California            100
        Thermo Trilogy Corporation                                          Delaware               87**
           Thermo Trilogy International Holdings, Inc.                      Cayman Islands        100
               AgriSense-BCS, Ltd.                                          United Kingdom        100
               P J Margo Pvt. Ltd.                                          India                  50*
        Ulna Incorporated                                                   California            100
        Woodland Biomass Power, Inc.                                        California            100
           Woodland Biomass Power, Ltd.                                     California            100*
           (.1% of which is owned directly by Thermo Ecotek Corporation)
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